Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) of the Securities Act of 1933 of the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated March 31, 2025, with respect to our audit of the financial statements of WhiteHawk Income Corporation and subsidiaries for the year ended December 31, 2024 appearing in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-295743).

/s/ Whitley Penn LLP

Houston, Texas

June 8, 2026